EXHIBIT 10.2

Execution Copy

AMENDMENT NO. 4 TO

AMENDED AND RESTATED FINANCING AGREEMENT

AND REAFFIRMATION OF GUARANTY

This AMENDMENT NO. 4 TO AMENDED AND RESTATED FINANCING AGREEMENT AND REAFFIRMATION OF GUARANTY, dated as of October 28, 2022 (this “Amendment No. 4”), is executed among Midwest Energy Emissions Corp., a Delaware corporation, (the “Borrower”), MES, Inc., a North Dakota corporation (“MES” or “Guarantor”), and AC Midwest Energy LLC, a Delaware limited liability company (the “Lender”). Each of Borrower, MES and the Lender may hereinafter be referred to, individually, as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Borrower, Guarantor and Lender entered into an Amended and Restated Financing Agreement, dated as of November 1, 2016, as amended by Amendment No. 1 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty, dated as of June 14, 2018, Amendment No. 2 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty, dated as of September 12, 2018 and Amendment No. 3 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty, dated as of February 25, 2019 (collectively, the “Restated Financing Agreement”), which Restated Financing Agreement amended and restated, without novation, a prior Financing Agreement, among the Parties, dated as of August 14, 2014, and amended by each of the Waiver and Amendment to Financing Agreement and Reaffirmation of Guaranty, dated as of March 16, 2015, Waiver and Amendment No. 2 to Financing Agreement and Reaffirmation of Guaranty, dated as of November 16, 2015 and Amendment No. 3 to Financing Agreement and Reaffirmation of Guaranty, dated as of January 28, 2016 (collectively, the “Original Financing Agreement”);

WHEREAS, in connection with the Restated Financing Agreement, and in exchange for certain notes issued pursuant to the Original Financing Agreement and other consideration set forth therein, the Borrower issued to the Lender a senior secured note in the original principal amount of $9,646,686 (the “Secured Note”) and a subordinated unsecured note in the original principal amount of $13,000,000 (the “Subordinated Note”);

WHEREAS, on February 25, 2019, the Borrower, Guarantor and the Lender entered into that certain Unsecured Note Financing Agreement (the “Unsecured Note Financing Agreement”) which exchanged the Subordinated Note, together with all accrued and unpaid interest thereon through February 25, 2019, for a new unsecured note in the original principal amount of $13,154,930.60 (the “Unsecured Note”);

WHEREAS, as of the date hereof, the principal amount outstanding under the Secured Note is $271,686.10;

WHEREAS, as of the date hereof, none of the principal balance under the Unsecured Note has been paid;

WHEREAS, contemporaneously herewith, the Borrower and Guarantor have requested, and the Lender has agreed, to an extension of the maturity date of the Unsecured Note and modification of certain other terms and provisions set forth in the Unsecured Note Financing Agreement;

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WHEREAS, the Borrower and Guarantor request, and the Lender is agreeable, to further extend the maturity date of the Secured Note to match the maturity date of the Unsecured Note, together with such other terms and conditions set forth herein;

WHEREAS, the Lender’s willingness to enter into this Amendment No. 4 is expressly conditioned on the Guarantor’s unconditional reaffirmation of its obligations under the Restated Financing Agreement as provided below; and

WHEREAS, the Guarantor will benefit directly from the Lender’s extension of the maturity date of the Secured Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the promises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the Parties hereto, intending to be legally bound hereby, agree as follow:

1. Recitals. The foregoing recitals are hereby incorporated in this Amendment No. 4 and made a part hereof by reference.

2. Definitions; Interpretation. Capitalized terms used but not otherwise defined in this Amendment No. 4 shall have the meaning ascribed to them in the Restated Financing Agreement, unless otherwise stated herein. In the event of a conflict between the provisions of the Restated Financing Agreement and the provisions of this Amendment No. 4, the provisions of this Amendment No. 4 shall control, and all other provisions of the Restated Financing Agreement shall remain in full force and effect.

3. Certain Revised Definitions. The following defined terms set forth in Section 1.1 of the Restated Financing Agreement shall henceforth have the definitions set forth below in lieu of the definitions previously set forth in the Restated Financing Agreement:

“Current Interest Rate” means a rate per annum equal to nine percent (9.0%) per annum.

“Maturity Date” means the earlier of: (a) August 25, 2025 and (b) such earlier date as the unpaid principal balance of the Secured Note becomes due and payable pursuant to the terms of this Agreement and the Secured Note.

4. Conditions to Effectiveness. This Amendment No. 4 shall be effective as of the date first set forth above subject to: (a) the due execution and delivery of this Amendment No. 4 by each of the Parties; (b) the execution and delivery of Amendment No. 1 to the Unsecured Note Financing Agreement and Reaffirmation of Guaranty by each of the Parties, in the form attached hereto as Exhibit A; (c) the execution and delivery of the Termination Agreement with respect to the Debt Repayment Agreement by each of the Parties, in the form attached hereto as Exhibit B; and (d) the execution and delivery of the Repurchase Option Agreement by the Borrower and the Lender, in the form attached hereto as Exhibit C.

5. Representations and Warranties. The Credit Parties hereby represent and warrant that: (a) the representations and warranties set forth in Article 6, of the Restated Financing Agreement, and any other Transaction Document executed and delivered in connection with the Restated Financing Agreement, are true and correct in all material respects on and as of the date hereof (other than any such representation or warranty which expressly speaks only as of a different date or except where the failure of such representation or warranty to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); and (b) as of the date hereof, no Event of Default has occurred and is continuing.

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6. Reaffirmation of Guaranty. Guarantor hereby expressly: (a) consents to the execution by the Borrower and the Lender of this Amendment No. 4; (b) acknowledges that the “Obligations” (as defined in the Restated Financing Agreement as amended by this Amendment No. 4) include all of the obligations and liabilities owing from the Borrower to the Lender, including, but not limited to, the obligations and liabilities of the Borrower to the Lender under and pursuant to the Restated Financing Agreement as amended by this Amendment No. 4, and as may be further amended from time to time, and as evidenced by the Secured Note, as may be modified, extended or replaced from time to time; (c) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in the Restated Financing Agreement as amended by this Amendment No. 4; and (d) agrees that all such obligations and liabilities under the Restated Financing Agreement, as amended by this Amendment No. 4, shall continue in full force and that the execution and delivery of this Amendment No. 4, and its acceptance by, the Lender shall not in any manner whatsoever (i) impair or affect the liability of Guarantor to the Lender under the Restated Financing Agreement as amended by this Amendment No. 4, (ii) prejudice, waive, or be construed to impair, affect, prejudice or waive the rights and abilities of the Lender at law, in equity or by statute, against Guarantor pursuant to the Restated Financing Agreement as amended by this Amendment No. 4, or (iii) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to the Lender by Guarantor under the Restated Financing Agreement as amended by this Amendment No. 4.

7. General.

(a) Governing Law; Severability. This Amendment No. 4 shall be construed in accordance with and governed by the laws of the State of New York. Wherever possible each provision of the Restated Financing Agreement and this Amendment No. 4 shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Restated Financing Agreement and this Amendment No. 4 shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Restated Financing Agreement and this Amendment No. 4.

(b) Successors and Assigns. This Amendment No. 4 shall be binding upon the Borrower, the Guarantor and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Guarantor and the Lender and the successors and assigns of the Lender.

(c) Continuing Force and Effect of Restated Financing Agreement. Except as specifically modified or amended by the terms of this Amendment No. 4, all other terms and provisions of the Restated Financing Agreement and the other Transaction Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. Each of the Borrower and Guarantor, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Financing Agreement and the other Transaction Documents.

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8. References to Restated Financing Agreement. Each reference in the Restated Financing Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Restated Financing Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Restated Financing Agreement, as amended by this Amendment No. 4.

9. Expenses. The Borrower shall pay all costs and expenses in connection with the preparation of this Amendment No. 4 and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Lender or any affiliate or parent of the Lender. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Amendment No. 4 and the other instruments and documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

10. Counterparts; Electronic Signatures. This Amendment No. 4 may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party; provided that a facsimile or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

11. Release. The Credit Parties represent and warrant that they are not aware of any claims or causes of action against the Lender or any of its affiliates, or their respective successors or assigns, and that they have no defenses, offsets or counterclaims with respect to any Obligations owed by the Credit Parties to the Lender. Notwithstanding this representation and as further consideration for the agreements and understandings herein, each of the Credit Parties, on behalf of themselves and their employees, agents, executors, heirs, successors and assigns, do hereby release the Lender, its predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to the Obligation, the Restated Financing Agreement, the Transaction Documents or the business relationship between any of the Credit Parties and the Lender, and any claims asserted or which could have been asserted by any of the Credit Parties in connection with the Obligations, the Restated Financing Agreement or any other Transaction Document.

[Intentionally left blank.

Signature page follows.]

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IN WITNESS WHEREOF, each Party has caused its signature page to this Amendment No. 4 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty to be duly executed as of the date first written above.

BORROWER: MIDWEST ENERGY EMISSIONS CORP.

By:	/s/ Richard MacPherson
Name:	Richard MacPherson
Its:	Chief Executive Officer

GUARANTOR: MES, INC.

By:	/s/ Richard MacPherson
Name:	Richard MacPherson
Its:	Chief Executive Officer

LENDER: AC MIDWEST ENERGY LLC

By:	/s/ Samir Patel
Name:	Samir Patel
Its:	Manager

[Signature Page to Amendment No. 4 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty]

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